Pricing Supplement No. 165L Dated December 15, 2005 (To Prospectus dated April 5, 2005 and Prospectus Supplement dated April 12, 2005)	Rule 424(b)(2) File No. 333-117775 CUSIP #: 46623E CD9

JPMORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue
[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue
Principal Amount: Issue Price: Commission or Discount: Proceeds to Company:	$500,000,000 100% $750,000 $499,250,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC.	$490,000,000
WILLIAMS CAPITAL GROUP, L.P.	5,000,000
LOOP CAPITAL MARKETS, LLC	5,000,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[ X ]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Original Issue Date:	December 22, 2005
Stated Maturity:	December 22, 2008

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[  ]  Fixed Rate Note:

[ X ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	LIBOR Telerate [ X ] CMT [ ]	LIBOR Reuters [ ]

Interest Payment Dates:   Quarterly on the 22nd or next good business day of March, June, September and December, via modified following business day convention, commencing March 22, 2006. The first interest period will accrue from December 22, 2005, payable on March 22, 2006.

Interest Reset Dates:   Quarterly on the 22nd or next good business day March, June, September and December, via modified following business day convention, commencing March 22, 2006.

Index Maturity:  3-month LIBOR
Spread (+/-):   +5 BPS
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   0%
Optional Redemption:   Yes [   ]   No [X]